UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

Newport Office Center I
111 Town Square Place, Jersey City, Suite 1201
New Jersey 07310
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

 164 West, 25th Street, 6th Floor, New York
New York 10001
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, the Board of Directors of Coda Octopus Group Inc. (the “Company”) elected Rear Admiral Christopher Parry CBE, and Judith Wallace Johnson CA, CPA, Msc, FCCA, to fill two of the existing vacancies on the Company’s Board of Directors.

From 2005 to 2008, Rear Admiral Parry, 56 years old, served as Director General, Development, Concepts, and Doctrine at the UK Ministry of Defense.  During 2004 and 2005, he served as Commander of the UK’s Amphibious Task Group.  From 2002 to 2004, he served at the UK Ministry of Defense as Director of Operational Capability.  From 2000 to 2002, he served as Commanding Officer of HMS Fearless.  Prior thereto, he had been serving in various command, policy making and military operations functions since 1975.

Since 2008, he has worked as an executive and non-executive director and consultant, advising major institutions, leading companies and governments about strategic forecasting, leadership and risk, as well as maritime, sustainability and geopolitical themes.  He is a Fellow of the Royal United Services Institute, Chatham House and the Chartered Management Institute and is the non-executive Chair of the UK’s Marine Management Organization.  Rear Admiral Parry has written extensively on strategic, policy and transformational issues and has made major contributions to all UK and NATO Defense strategic options, cost studies and reviews since 1989.  This work has included major assessments of future risks, threats and challenges, together with development of the associated scenarios, concepts and capabilities.  He regularly lectures on geopolitical themes and emerging scenarios to major universities in the UK, the US and Europe.

Rear Admiral Parry gained a Masters Degree from the University of Oxford (Jesus College (1975)), together with academic qualifications from the Royal Naval Staff College and the Royal College of Defense Studies.

The Company has agreed to pay him $1,875 per board meeting plus expense reimbursement.  With immediate effect, he will be granted options to purchase 50,000 shares of Company common stock at $1.05 per share annually or such other price as the Board or Compensation Committee shall deem fit. In addition, he will be granted 100,000 shares of common stock upon the completion of the first year of his board membership.

Judith Wallace was appointed by the Company as Chief Financial Officer. This appointment took effect on May 1, 2010.  More extensive biographical information is available in the Company’s current Report on Form 8-K that was filed on May 3, 2010 and is incorporated herein by reference to such report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2010

Coda Octopus Group, Inc.

/s/ Geoffrey Turner
By: Chief Executive Officer